Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

US Airways Group, Inc.:

We consent to the use of our report dated February 21, 2012, with respect to the consolidated balance sheets of US Airways Group, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Phoenix, Arizona

May 24, 2012

Consent of Independent Registered Public Accounting Firm

The Board of Directors

US Airways, Inc.:

We consent to the use of our reports dated February 21, 2012, with respect to the consolidated balance sheets of US Airways, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Phoenix, Arizona

May 24, 2012